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                                                  EXH-5.1




                    PAUL, HASTINGS, JANOFSKY & WALKER LLP
     A LIMITED LIABILITY PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                                399 PARK AVENUE
                        NEW YORK, NEW YORK  10022-4697
                           TELEPHONE (212) 318-6000
                           FACSIMILE (212) 319-4090
                            INTERNET www.phjw.com



                                       August 15, 1996




XPEDITE SYSTEMS, INC.
446 Highway 35
Eatontown, New Jersey  07724


Ladies and Gentlemen:



     We have acted as counsel to Xpedite Systems, Inc., a Delaware corporation (the "Company"), and to certain stockholders of the Company (the "Selling Stockholders"), in connection with preparation of a Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering the sale in a public offering of up to an aggregate of 966,000 shares
(the "Shares") of the Company's Common Stock, par value $.01 per share. Of the Shares, 550,000 are to be offered and sold by the Company and 290,000 are to be offered and sold by the Selling Stockholders; the remaining 126,000 Shares are subject to an option granted to the underwriters to cover over-allotments, if any, of which 82,500 are to be offered and sold by the Company and 43,500 are to be offered and sold by the Selling Stockholders.




     In our capacity as counsel for the Company and the Selling Stockholders in connection with the matters referred to above, we have examined the Amended and Restated Certificate of Incorporation and Restated Bylaws of the Company, and the originals or copies certified or otherwise identified, of records of corporate action of the Company as furnished to us by the Company, certificates of public



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XPEDITE SYSTEMS, INC.
August 15, 1996
Page 2




officials and of representatives of the Company, statutes and other instruments and documents, as a basis for the opinions hereinafter expressed.




     Based upon our examination as aforesaid, we are of the opinion that the Shares, when purchased and paid for as described in the Registration Statement, will be duly authorized, validly issued, fully paid and nonassessable.



     We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement and to the reference to our Firm under the caption "Legal Matters" in the prospectus included in the Registration Statement.



                                       Very truly yours,



                                      /s/ Paul, Hastings, Janofsky & Walker LLP